EXHIBIT 11

                              DOCUCON, INCORPORATED
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                 YEAR ENDED DECEMBER 31
                                                              ----------------------------
                                                                   1997            1996
                                                              ------------    ------------
COMPUTATION OF BASIC EARNINGS (LOSS) PER SHARE:
  Net income (loss) from continuing operations ............   $   (277,439)   $    867,591
   Less- Preferred stock dividend requirements ............        (46,420)        (55,688)
                                                              ------------    ------------
  Net income (loss) from continuing operations applicable
   to common stockholders .................................       (323,859)        811,903
  Net income (loss) from discontinued operations applicable
   to common stockholders .................................      3,702,688        (102,920)
                                                              ------------    ------------
        Net income applicable to common stockholders
         used for computation .............................   $  3,378,829    $    708,983
                                                              ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING USED FOR COMPUTATION ........................     12,521,485      11,945,504
                                                              ============    ============
  Basic earnings (loss) from continuing operations per
   common share ...........................................   $       (.03)   $        .07

  Basic earnings (loss) from discontinued operations per
   common share ...........................................            .30            (.01)
                                                              ------------    ------------
BASIC EARNINGS PER COMMON SHARE ...........................   $        .27    $        .06
                                                              ============    ============
COMPUTATION OF DILUTED EARNINGS (LOSS) PER SHARE:
  Net income (loss) from continuing operations ............   $   (277,439)   $    867,591
  Preferred stock dividend requirements ...................        (46,420)        (55,688)
  Increase in net income applicable to common stock for
   preferred stock dividends not incurred upon assumed
   conversion of preferred stock ..........................         46,420          55,688
                                                              ------------    ------------
        Net income (loss) from continuing operations
         applicable to common stockholders used for
         computation ......................................       (277,439)        867,591

  Net income (loss) from discontinued operations applicable
   to common stockholders .................................      3,702,688        (102,920)
                                                              ------------    ------------
        Net income applicable to common stockholders used
         for computation ..................................   $  3,425,249    $    764,671
                                                              ============    ============
  Weighted average number of shares of common stock
   outstanding ............................................     12,521,485      11,945,504

  Weighted average incremental shares outstanding upon
   assumed conversion of options and warrants .............        511,931         539,818

  Weighted average incremental shares outstanding upon
   assumed conversion of the preferred stock ..............        562,734         672,779
                                                              ------------    ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS OUTSTANDING USED FOR
  COMPUTATION .............................................     13,596,150      13,158,101
                                                              ============    ============

                                                                      EXHIBIT 11
                                                                     (Continued)


                                                       YEAR ENDED DECEMBER 31
                                                        --------------------
                                                          1997        1996
                                                        --------    --------
  Diluted earnings (loss) from continuing operations
   per common share and common share equivalents ...... $   (.02)   $    .07

  Diluted earnings (loss) from discontinued operations
   per common share and common share equivalents ......      .27        (.01)
                                                        --------    --------
DILUTED EARNINGS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENTS (a) ..................................... $    .25(a) $    .06 (a)
                                                        ========    ========


(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.